UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

Conn’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50421	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (936) 230-5899

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations.

On December 3, 2012, Conn’s, Inc. (the “Company”) issued a press release announcing its earnings for the fiscal quarter ended October 31, 2012. A copy of the press release is furnished herewith as Exhibit 99.l and is incorporated herein by reference.

Item 8.01	Other Events.

On December 3, 2012, the Company issued a press release announcing the commencement of a public offering of 3,590,000 shares of common stock by certain selling stockholders and 1,410,000 shares of common stock by the Company. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to approximately 750,000 shares of common stock from the Company to cover over-allotments, if any. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated December 3, 2012, announcing earnings for the fiscal quarter ended October 31, 2012.

99.2	Press release, dated December 3, 2012, announcing commencement of public offering.

None of the information contained in Item 2.02 or Exhibit 99.1 of this Form 8-K shall be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.

Date: December 3, 2012	By:	/s/ Brian E. Taylor
Brian E. Taylor
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 3, 2012, announcing earnings for the fiscal quarter ended October 31, 2012.

99.2	Press release, dated December 3, 2012, announcing commencement of public offering.